Exhibit 99.1

Press Release

New Enterprise Stone & Lime Co., Inc. Announces 2014 Second Quarter Earnings Conference Call

New Enterprise, Pennsylvania, October 17, 2013 — New Enterprise Stone & Lime Co., Inc., a leading privately held, vertically integrated construction materials supplier and heavy/highway construction contractor in Pennsylvania and western New York and a national traffic safety services and equipment provider, announced that it filed its Form 10-Q Quarterly Report for the second quarter ended August 31, 2013 with the Securities and Exchange Commission on October 15, 2013.   A conference call to review financial results and discuss market drivers will be held on Thursday, October 24, 2013 at 10:00 a.m. ET. An audio webcast of the conference call may be accessed through a link on the Investor Relations page of the Company’s website at www.nesl.com.

In addition to reporting its results of operations for the second quarter in the Form 10-Q, the Company announced that during the second quarter of fiscal year 2014, it initiated a cost savings and operational efficiency plan (the “Plan”) as a result of the prolonged economic tightening in its markets.  The Plan has focused on head-count reductions, operational efficiencies, and administrative savings.  Under the Plan, the Company will realign its current divisional structure by combining Eastern Industries and Martin Limestone into a new East division and, NESL operating business and Valley Quarries into a new West division. This will result in a modification of the senior level organizational structure which the Company anticipates will reduce costs and streamline responsibilities and decision making.

While the Company has decided to realign divisions for management purposes, it will continue to market and sell under the various brands that it has today, including ASTI, Buffalo, Eastern, Martin, New Enterprise, PSC, PSI, Valley, Newcrete and WAPCO.  The Company believes that these brands are known in the market and have reputations which it values and will keep.

The Company believes the Plan and activities to date will reduce pre-tax operating costs by at least $20 million annually commencing in fiscal year 2015 and will be composed of head-count, operational consolidation, administrative and benefit structure savings.   The Company is currently identifying additional savings associated with the Plan.  The Company believes the restructuring associated with the activities to date is expected to result in one-time pre-tax charges of approximately $5.0 million, comprised of approximately $2.0 million for severance and related benefit costs and $3.0 million in other cash charges. The foregoing savings do not include potential asset sales, although the Company is continuing to evaluate the sale of non-core assets as part of enhancing overall liquidity.

About New Enterprise Stone & Lime Co., Inc.

New Enterprise Stone & Lime Co., Inc. is a leading privately held, vertically integrated construction materials supplier and heavy/highway construction contractor in Pennsylvania and western New York and  a  national  traffic  safety  services  and  equipment  provider.  Our  core  businesses  include:  (i)

construction materials (aggregate production (crushed stone and construction sand and gravel), hot mix asphalt production, ready mixed concrete production and concrete products (precast/prestressed structural concrete components and masonry block manufacturing)), (ii) heavy/highway construction (heavy construction, blacktop paving and other site preparation services) and (iii) traffic safety services and equipment. For more information, please visit the company’s website at nesl.com.

Forward-Looking Statements

Statements included herein may constitute “forward looking statements”, including statements relating to the implementation of the Plan and the amount of cost savings anticipated from the Plan. These statements are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s reports filed with the Securities and Exchange Commission.  The Company undertakes no duty to update any forward looking statements made herein.

For more information, please contact:

At the Company: Paul I Detwiler III, President and Chief Executive Officer, 814-766-2211
or

At FTI Consulting, the Company’s Investor Relations Contact: Daniel Hoey, 312-553-6718

Source: New Enterprise Stone & Lime Co., Inc.